Exhibit 99.2

Ziff Davis (formerly J2 Global) Announces Early Tender Results of Cash Tender For A

Portion Of Its 4.625% Senior Notes Due 2030

New York, NY October 8, 2021, 7:30am ET – Ziff Davis, Inc. (Nasdaq: ZD) (formerly J2 Global, Inc.) (the “Company”) today announced the early tender results of its cash tender offer (the “Tender Offer”) to purchase up to $90,000,000, exclusive of accrued but unpaid interest (the “Maximum Purchase Amount”) of its outstanding 4.625% Senior Notes due 2030 (the “Notes”).

According to the information received from Global Bondholder Services Corporation, the information agent and tender agent for the Tender Offer, as of 5:00 p.m., New York City time, on October 7, 2021 (the “Early Tender Time”), the Company had received, and has informed Global Bondholder Services Corporation that it is accepting, valid tenders from holders of the Notes as outlined in the table below:

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted	Maximum Purchase Price	Total Consideration Per $1,000 Principal Amount	Proration Factor
4.625% Senior Notes due 2030	48123VAF9; U52503AB2	$750,000,000	$639,101,000	$83,333,000	$89,999,640	$1,080(1)(2)	13.08%

(1)	Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.
(2)	Includes the Early Tender Premium (as defined below).

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated September 24, 2021 (the “Offer to Purchase”).

Holders of Notes that were validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on October 7, 2021 (the “Early Tender Time”) and accepted for purchase will receive the Total Consideration set forth in the table above, which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). As the Tender Offer was fully subscribed up to the Maximum Purchase Amount as of the Early Tender Time, holders who validly tender Notes after the Early Tender Time will not have any of such Notes accepted for payment unless the Company increases the Maximum Purchase Amount. Notes tendered in the Tender Offer prior to the Early Tender Time and not purchased on the Early Settlement Date will be returned promptly after the Early Settlement Date. Holders of Notes tendered after the Early Tender Time will be eligible only to receive the Tender Offer Consideration of $1,030 per $1,000 principal amount (the “Tender Offer Consideration”), which is the Total Consideration minus the Early Tender Premium, plus accrued but unpaid interest.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date to, but not including, the applicable Settlement Date (as defined below) for such Notes.

The Withdrawal Time for the Tender Offer was 5:00 p.m., New York City time, on October 7, 2021 and was not extended. Accordingly, Notes tendered in the Tender Offer may not be withdrawn except as provided in the Offer to Purchase or applicable law.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 22, 2021, unless extended by the Company in its sole discretion (the “Expiration Time”).

Provided that the conditions to the Tender Offer have been satisfied or waived, payment for Notes validly tendered at or prior to the Early Tender Time and accepted for purchase in the Tender Offer will be made on October 12, 2021, the second business day following the Early Tender Time, or as promptly as practicable thereafter (the “Early Settlement Date”).

Provided that the conditions to the Tender Offer have been satisfied or waived, and assuming acceptance for purchase by the Company of any Notes validly tendered after the Early Tender Time and before the Expiration Time, pursuant to the Tender Offer, payment for any Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Time, and accepted for purchase in the Tender Offer will be made on the settlement date that is expected to be the second business day following the Expiration Time (the “Final Settlement Date” and, together with the Early Settlement Date, the “Settlement Dates”).

The Company reserves the right, but is under no obligation, to increase the Maximum Purchase Amount at any time, subject to compliance with applicable law, which could result in the Company purchasing a greater aggregate principal amount of Notes in the Tender Offer. There can be no assurance that the Company will exercise its right to increase the Maximum Purchase Amount.

The Tender Offer is not contingent upon the tender of any minimum principal amount of Notes. The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is subject to and conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase. The condition relating to the consummation of the separation described below under “About Ziff Davis” has been satisfied. The Company reserves the right, subject to applicable law, to extend the Expiration Time to a later date and time as announced by the Company; (b) increase the Maximum Purchase Amount; (c) waive or modify in whole or in part any or all conditions to the Tender Offer; (d) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (e) otherwise modify or terminate the Tender Offer.

The dealer manager for the Tender Offer is Citigroup Global Markets Inc. Any questions regarding the terms of the Tender Offer should be directed to the Dealer Manager, Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. The information agent and tender agent is Global Bondholder Services, Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offer should be directed to the information agent for the Tender Offer, Global Bondholder Services, Inc. at (866) 807-2200 (toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Ziff Davis (formerly J2 Global)

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

On September 21, 2021, J2 Global announced that its Board of Directors approved its previously announced separation into two independent publicly traded companies – J2 Global, Inc., which is now known as Ziff Davis, Inc. after the separation, and Consensus Cloud Solutions, Inc. (“Consensus”). The J2 Global Board of Directors declared a special dividend distribution of one share of Consensus common stock for every three shares of J2 Global common stock outstanding as of the close of business on October 1, 2021, the record date for the distribution. The separation was completed on October 7, 2021.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the proposed spin-off transaction. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including market and other conditions and include uncertainties regarding expected operating performance and financial position of the companies after the separation, the costs and expected benefits of the proposed separation, and the expected tax treatment of the transaction. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in Ziff Davis’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by Ziff Davis with the SEC.

Rebecca Wright

(800) 577-1790

Ziff Davis, Inc.

investor@ziffdavis.com

Source: Ziff Davis, Inc.